UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THESECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 22, 2006

PLY GEM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-114041                                                             20-0645710
(Commission File Number)                 (IRS Employer Identification No.)

185 PLATTE CLAY WAY
KEARNEY, MISSOURI                                                       64060
(Address of Principal Executive Offices)                                            (Zip Code)

(800) 800-2244
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      Entry into a Material Definitive Agreement

On September 22, 2006, Ply Gem Industries, Inc. (“Ply Gem”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Alcoa Securities Corporation and Alcoa Inc. for the purchase of Aloca Home Exteriors, Inc. (“AHE”). AHE is a manufacturer of vinyl siding, aluminum siding, injection molded shutters and vinyl, aluminum and injection molded accessories.

Pursuant to the Stock Purchase Agreement, Ply Gem will purchase all of the issued and outstanding shares of common stock of AHE so that, immediately following the completion of such purchase, AHE will be wholly owned by Ply Gem. As part of the purchase of AHE, Alcoa will retain certain assets and liabilities of AHE. The purchase price payable under the Stock Purchase Agreement will be an amount of cash equal to $305 million plus or minus the amount by which the working capital of AHE exceeds or is less than the target working capital amount.

The Stock Purchase Agreement includes customary representations, warranties, covenants and indemnification obligations of the parties. The indemnification obligations of the parties are generally subject to customary limitations, including time limits for making certain claims, deductible amounts and a maximum aggregate loss amount.

The consummation of the transaction is subject to the satisfaction of certain customary closing conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The description above of the material terms and conditions of the Stock Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Stock Purchase Agreement, which will be included in a subsequent filing with the Securities and Exchange Commission.

ITEM 8.01     Other Events

On September 25, 2006, Ply Gem Industries, Inc. issued a press release announcing a definitive agreement to purchase Alcoa Home Exteriors, Inc. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01     Financial Statements and Exhibits

(d)           Exhibits

Exhibit	Description
99.1	Press release dated September 25, 2006, issued by Ply Gem Industries, Inc.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 25, 2006

PLY GEM HOLDINGS, INC.

By:  /s/ Shawn K. Poe

Name: Shawn K. Poe
                                    Title: Vice President, Chief Financial Officer,
                                            Treasurer and Secretary